Exhibit 99.1

NII HOLDINGS REPORTS 2018 SECOND QUARTER RESULTS
Company updates guidance for 2018

•	3G/4G net subscriber additions of 65,700 and 3G/4G churn of 2.75%

•	Ended second quarter 2018 with 3.1 million 3G/4G subscribers, a 9% increase year-over-year

•	Operating revenues of $156 million

•	Operating loss of $20 million

•	Break-even ($0) adjusted operating loss before depreciation and amortization (adjusted OIBDA)

•	Quarter-end unrestricted cash and short-term investments of $121 million and $110 million of cash held in escrow

RESTON, Va., August 7, 2018 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its financial results for the second quarter of 2018. For the quarter, the Company generated consolidated operating revenues of $156 million, a consolidated operating loss of $20 million and break-even consolidated adjusted OIBDA. The Company’s consolidated adjusted OIBDA excludes the impact of non-cash asset impairments and restructuring charges. Capital expenditures were $15 million for the quarter.

For the second quarter of 2018, Nextel Brazil reported 3G/4G net subscriber additions of 65,700 and 3G/4G churn of 2.75%, a 78-basis point decrease year-over-year. Subscriber migrations from its iDEN network to its 3G/4G network were 31,500, a 12,000 subscriber increase compared to the same quarter last year. Nextel Brazil completed the shutdown of its iDEN network at the end of the second quarter.

"We continued to execute well on our plan and grew our subscriber base this quarter," stated Roberto Rittes, Chief Executive Officer of Nextel Brazil. "We reported 65,700 net adds during the quarter, bringing total net adds year to date to 158,600, our highest semi-annual level of net adds in four years. Looking ahead, we expect to generate a similar level of net adds for the second half of the year."

For the second quarter, Nextel Brazil's average monthly service revenue per subscriber (ARPU) was $15, cost per gross addition (CPGA) was $58 and cash cost per user (CCPU) was $13.

At quarter-end Nextel Brazil's sources of funding totaled $231 million, including $121 million of unrestricted cash and short-term investments and $110 million of cash held in escrow to secure indemnification obligations in connection with the sale of Nextel Mexico.

"Our adjusted OIBDA results this quarter were better than we expected, resulting from our continued focus on reducing costs. As a result, we believe we have turned the corner and expect to generate positive adjusted OIBDA for the second half of the year," said Dan Freiman, Chief Financial Officer of NII Holdings. "Based on our results to date, we are well positioned to meet or exceed our goals for the year."

The Company updated its guidance for 2018 as follows:

•	the Company continues to expect 3G/4G net subscriber additions of 300,000 or more for the full year;

•	the Company expects churn of 2.75% or lower for the second half of the year;

•	the Company expects that consolidated adjusted OIBDA will be positive for the second half of the year;

•	the Company continues to expect a similar level of capital expenditures for the full year as the amount reported in 2017; and

•	the Company expects cash burn for the second half of the year will not exceed $100 million.

Additional details regarding the Company’s results, including a more detailed explanation on local currency operating metrics, are included in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2018 that was filed with the Securities and Exchange Commission today. Additional operational and financial details, including a quarterly earnings presentation, are also available under the Company's Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial tables, NII Holdings has presented consolidated adjusted OIBDA, as well as Nextel Brazil's CCPU and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of mobile communication services for individual consumers who use our services to meet both professional and personal needs in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services, international voice and data roaming services and other value-added services. Visit NII Holdings' website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our market's news center: nii.com/newsroom.

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to fund the business and meet its business plan, customer growth and retention, pricing, network usage, operating costs, the timing of various events, ice group's minority ownership in the Company, the economic and regulatory environment and the foreign currency exchange rates that will prevail during the remainder of 2018. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the impact of liquidity constraints, including the inability to access escrowed funds when expected, the impact of more intense competitive conditions and changes in economic conditions in Brazil, the performance of the Company’s networks, the Company’s ability to provide services that customers want or need, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the year ended December 31, 2017, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
12110 Sunset Hills Road, Suite 600
Reston, Virginia 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Dan Freiman
(703) 547-5209
dan.freiman@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)

Operating revenues Service and other revenues	$150.8	$220.1	$326.8	$463.6
Handset and accessory revenues	5.2	5.0	10.2	12.5
	156.0	225.1	337.0	476.1
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	69.9	87.9	158.9	190.6
Cost of handsets and accessories	7.0	13.0	16.1	21.7
Selling, general and administrative	79.3	129.6	170.1	264.1
Impairment, restructuring and other charges	11.7	54.2	9.9	126.2
Depreciation	4.5	5.7	9.3	14.6
Amortization	3.4	3.6	7.0	7.7
	175.8	294.0	371.3	624.9
Operating loss	(19.8)	(68.9)	(34.3)	(148.8)
Other (expense) income Interest expense, net	(28.0)	(29.9)	(54.6)	(61.4)
Interest income	1.6	7.8	7.0	16.9
Foreign currency transaction losses, net	(46.7)	(13.4)	(47.9)	(2.0)
Other (expense) income, net	(3.3)	11.1	(9.6)	9.3
	(76.4)	(24.4)	(105.1)	(37.2)
Loss from continuing operations before income tax benefit	(96.2)	(93.3)	(139.4)	(186.0)
Income tax benefit	—	5.8	—	5.8
Net loss from continuing operations	(96.2)	(87.5)	(139.4)	(180.2)
(Loss) income from discontinued operations, net of income taxes	(2.6)	2.7	(2.8)	2.7
Net loss	(98.8)	(84.8)	(142.2)	(177.5)
Net loss attributable to noncontrolling interest	(27.7)	—	(39.4)	—
Net loss attributable to NII Holdings	$(71.1)	$(84.8)	$(102.8)	$(177.5)

Net loss from continuing operations per common share, basic and diluted	$(0.96)	$(0.87)	$(1.39)	$(1.80)
Net (loss) income from discontinued operations per common share, basic and diluted	(0.03)	0.02	(0.03)	0.03
Net loss per common share, basic and diluted	$(0.99)	$(0.85)	$(1.42)	$(1.77)

Weighted average number of common shares outstanding, basic and diluted	100.4	100.3	100.4	100.3

CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	June 30, 2018	December 31, 2017

ASSETS
Current assets
Cash and cash equivalents	$90.9	$193.9
Short-term investments	29.7	16.7
Accounts receivable, net of allowance for doubtful accounts of $26.1 and $42.0	95.5	106.7
Handset and accessory inventory	3.5	3.1
Prepaid expenses and other	229.3	254.5
Total current assets	448.9	574.9
Property, plant and equipment, net	112.5	117.3
Intangible assets, net	170.9	194.7
Other assets	233.7	218.2
Total assets	$966.0	$1,105.1
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$39.1	$42.3
Accrued expenses and other	273.4	308.1
Current portion of long-term debt	3.9	8.0
Total current liabilities	316.4	358.4
Long-term debt	584.5	647.7
Other long-term liabilities	224.5	220.9
Total liabilities	1,125.4	1,227.0
Stockholders’ deficit
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001, 140.0 shares authorized, 100.5 shares issued and outstanding — 2018, 100.4 shares issued and outstanding — 2017	0.1	0.1
Paid-in capital	2,140.7	2,139.3
Accumulated deficit	(2,204.5)	(2,135.8)
Accumulated other comprehensive loss	(8.8)	(46.9)
Total stockholders’ deficit	(72.5)	(43.3)
Noncontrolling interest	(86.9)	(78.6)
Total deficit	(159.4)	(121.9)
Total liabilities and stockholders’ deficit	$966.0	$1,105.1

CONSOLIDATED CASH FLOW DATA
(in millions)

	Six Months Ended June 30,	Six Months Ended June 30,
	2018	2017

Cash, cash equivalents and restricted cash, beginning of period	$305.8	$422.2
Net cash used in operating activities	(87.0)	(46.4)
Net cash (used in) provided by investing activities	(5.0)	3.6
Net cash used in financing activities	(8.8)	(44.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.7)	0.2
Cash, cash equivalents and restricted cash, end of period	$203.3	$335.3

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (1)
(UNAUDITED)

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Service and other revenues	$150.8	$220.1	$326.8	$463.6

Handset and accessory revenues	5.2	5.0	10.2	12.5
Cost of handsets and accessories	(7.0)	(13.0)	(16.1)	(21.7)
Handset and accessory net subsidy	(1.8)	(8.0)	(5.9)	(9.2)
Cost of service (exclusive of depreciation and amortization)	(69.9)	(87.9)	(158.9)	(190.6)
Selling, general and administrative	(75.4)	(121.1)	(162.0)	(248.3)
Adjusted operating income before depreciation and amortization	$3.7	$3.1	$—	$15.5

Subscriber units
iDEN	—	563.3
WCDMA	3,121.0	2,864.8
Total subscriber units in commercial service (as of June 30)	3,121.0	3,428.1

iDEN net subscriber losses	(198.9)	(103.5)
WCDMA net subscriber additions (losses)	65.7	(29.3)
Total net subscriber losses	(133.2)	(132.8)

Migrations from iDEN to WCDMA	31.5	19.5

iDEN subscriber churn	NM	5.88%
WCDMA subscriber churn	2.75%	3.53%
Churn (%)	4.68%	3.95%

ARPU (1)	$15	$19

CPGA (1)	$58	$103

CCPU (1)	$13	$18
_______________________________________
NM-Not Meaningful

(1) For information regarding ARPU, CPGA and CCPU, see “Non-GAAP and Other Reconciliations for the Three and Six
Months Ended June 30, 2018 and 2017” included in this release.

NON-GAAP AND OTHER RECONCILIATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Consolidated operating loss	$(19.8)	$(68.9)	$(34.3)	$(148.8)
Consolidated depreciation	4.5	5.7	9.3	14.6
Consolidated amortization	3.4	3.6	7.0	7.7
Consolidated OIBDA	(11.9)	(59.6)	(18.0)	(126.5)
Asset impairment (benefits) charges, net	(0.3)	0.2	9.4	68.6
Restructuring charges	12.0	54.0	0.5	57.6
Consolidated adjusted OIBDA	$(0.2)	$(5.4)	$(8.1)	$(0.3)

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated as follows (in millions, except CPGA):

Nextel Brazil

	Three Months Ended June 30,
	2018	2017
	US$
Handset and accessory revenues	$5.2	$5.0
Less: cost of handsets and accessories	7.0	13.0
Handset subsidy costs	1.8	8.0
Selling and marketing *	18.7	23.4
Costs per statement of operations	20.5	31.4
Less: costs unrelated to initial customer acquisition	(2.0)	(2.3)
Customer acquisition costs	$18.5	$29.1

Cost per Gross Add	$58	$103

Nextel Brazil

	Three Months Ended June 30,
	2018	2017
	BRL R$
Handset and accessory revenues	$18.7	$16.1
Less: cost of handsets and accessories	25.2	42.0
Handset subsidy costs	6.5	25.9
Selling and marketing *	67.1	75.0
Costs per statement of operations	73.6	100.9
Less: costs unrelated to initial customer acquisition	(7.0)	(7.4)
Customer acquisition costs	$66.6	$93.5

Cost per Gross Add	$208	$331

* The adoption of Accounting Standards Codification, or ASC, No. 606, resulted in the capitalization of both direct and indirect commissions beginning on January 1, 2018 compared to the expensing of these types of commissions during the second quarter of 2017, which resulted in a decrease in selling and marketing expenses from the second quarter of 2017 to the second quarter of 2018.

Cash Cost per Handset/User
Cash cost per handset/user, or CCPU, represents the sum of cost of service, general and administrative expenses and customer retention and other costs divided by average handsets in service during the period and divided by the number of months in the period. CCPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to CCPU measures of other companies and should not be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CCPU is a measure of the recurring costs we incur on a monthly basis to provide service to our subscribers. The CCPU calculation excludes material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges and is calculated as follows (in thousands, except CCPU):

Nextel Brazil

	Three Months Ended June 30,
	2018	2017
	US$
Total selling, general and administrative expenses	$75.4	$121.1
Less: selling and marketing expenses *	(18.7)	(23.4)
General and administrative expenses	56.7	97.7
Cost of service	69.9	87.9
Customer retention costs and other	2.0	2.3
Total	$128.6	$187.9

Cash Cost per User	$13	$18

Nextel Brazil

	Three Months Ended June 30,
	2018	2017
	BRL R$
Total selling, general and administrative expenses	$270.9	$388.7
Less: selling and marketing expenses *	(67.1)	(75.0)
General and administrative expenses	203.8	313.7
Cost of service	250.6	281.5
Customer retention costs and other	7.0	7.4
Total	$461.4	$602.6

Cash Cost per User	$48	$57

* The adoption of Accounting Standards Codification, or ASC, No. 606, resulted in the capitalization of both direct and indirect commissions beginning on January 1, 2018 compared to the expensing of these types of commissions during the second quarter of 2017, which resulted in a decrease in selling and marketing expenses from the second quarter of 2017 to the second quarter of 2018.

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three and six months ended June 30, 2017 compared to the same periods in 2018 by (i) adjusting the relevant measures for the three and six months ended June 30, 2017 to levels that would have resulted if the average foreign currency exchange rates for the three and six months ended June 30, 2017 were the same as the average foreign currency exchange rates that were in effect for the three and six months ended June 30, 2018; and (ii) comparing the actual and adjusted financial measures for the three and six months ended June 30, 2017 to the similar financial measures for the three and six months ended June 30, 2018 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three and six months ended June 30, 2018 and 2017. The average foreign currency exchange rates for each of the relevant currencies during each of the three and six months ended June 30, 2018 and 2017 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three and six months ended June 30, 2018 compared to the same periods in 2017 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Three Months Ended June 30,
	2Q 2017 Actual	2Q 2017 Adjustment (1)	2Q 2017 Normalized (1)	2Q 2018 Actual	2Q 2017 to 2Q 2018 Actual B(W) Growth (2)	2Q 2017 to 2Q 2018 Normalized B(W) Growth (3)

Consolidated:
Operating revenues	$225,134	$(26,045)	$199,089	$156,010	(31)%	(22)%
Adjusted OIBDA	(5,361)	(356)	(5,717)	(213)	96%	96%
Nextel Brazil:
Operating revenues	$225,105	$(26,045)	$199,060	$156,009	(31)%	(22)%
Adjusted OIBDA	3,080	(356)	2,724	3,675	19%	35%

NII Holdings, Inc.
(dollars in thousands)

	Six Months Ended June 30,
	YTD 2017 Actual	YTD 2017 Adjustment (1)	YTD 2017 Normalized (1)	YTD 2018 Actual	YTD 2017 to YTD 2018 B(W) Growth (2)	YTD 2017 to YTD 2018 Normalized B(W) Growth (3)

Consolidated:
Operating revenues	$476,089	$(37,363)	$438,726	$337,023	(29)%	(23)%
Adjusted OIBDA	(246)	(1,213)	(1,459)	(8,075)	NM	NM
Nextel Brazil:
Operating revenues	$476,030	$(37,363)	$438,667	$337,001	(29)%	(23)%
Adjusted OIBDA	15,453	(1,213)	14,240	75	(100)%	(99)%
_______________________________________
NM-Not Meaningful

(1)
The "2Q 2017 Normalized" and "YTD 2017 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three and six months ended June 30, 2018 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three and six months ended June 30, 2017, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "2Q 2017 Normalized" and "YTD 2017 Normalized" reflect the amount determined by adding the "2Q 2017 Adjustment" and "YTD 2017 Adjustment" amounts calculated as described in the preceding sentence to the "2Q 2017 Actual" and "YTD 2017 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three and six months ended June 30, 2018. The average foreign currency exchange rates for each of the relevant currencies during the three and six months ended June 30, 2018 and 2017 for purposes of these calculations were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Brazilian real	3.63	3.21	3.44	3.17

(2)
The percentage amounts in these columns reflect the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the "2Q 2018 Actual" and "YTD 2018 Actual" columns with those in the "2Q 2017 Actual" and "YTD 2017 Actual" columns.

(3)
The percentage amounts in these columns reflect the the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the "2Q 2018 Actual" and "YTD 2018 Actual" columns with those in the "2Q 2017 Normalized" and "YTD 2017 Normalized" columns.

Additional Information

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated as follows (in millions, except ARPU):

Nextel Brazil

	Three Months Ended June 30,
	2018	2017
	US$
Service and other revenues	$150.8	$220.1
Less: other revenues	(5.3)	(15.8)
Total subscriber revenues	$145.5	$204.3

ARPU calculated with subscriber revenues	$15	$19

ARPU calculated with service and other revenues	$16	$21

Nextel Brazil

	Three Months Ended June 30,
	2018	2017
	BRL R$
Service and other revenues	$541.3	$707.1
Less: other revenues	(19.1)	(50.5)
Total subscriber revenues	$522.2	$656.6

ARPU calculated with subscriber revenues	$54	$62

ARPU calculated with service and other revenues	$56	$67